PACIFIC ADVISORS FUND                                        Exhibit 99.906cert

EXHIBIT 10(b) to Form N-CSR

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


     George A. Henning, Chairman and Chief Executive Officer, and Barbara A. Kelley, Chief Financial Officer, of Pacific Global Fund Inc. d/b/a Pacific Advisors Fund Inc. (the "Registrant"), each certify to the best of his and her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

     This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.


Date: March 1, 2004


Pacific Advisors Fund Inc.                   Pacific Advisors Fund Inc.


------------------------------------         -----------------------------------
George A. Henning                            Barbara A. Kelley
Chairman and Chief Executive Officer         Chief Financial Officer